Exhibit 21

Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Equity Owned by Parent
Bowater Mersey Paper Company Limited	Nova Scotia	49%
Cable One, Inc.	Delaware	100%
Capitol Fiber, Inc.	Maryland	80%
CourseAdvisor, Inc.	Delaware	100%
The Daily Herald Company	Washington	100%
El Tiempo Latino LLC	Delaware	100%
Express Publications Company, LCC	Delaware	100%
Greater Washington Publishing, Inc.	Delaware	100%
Kaplan, Inc.	Delaware	99.86%
Kaplan Professional Holdings, Inc.	Delaware	100%
DF Institute, Inc.	Illinois	100%
Dearborn Financial Publishing, Inc.	Illinois	100%
Education Connection Services, Inc.	Delaware	100%
Kaplan Netherlands B.V.	The Netherlands	100%
Kaplan Holdings Limited	Hong Kong	100%
Kaplan Coinage Limited	Hong Kong	50%
Shanghai Kaplan Education Investment Consulting Co. Ltd	China (PR)	100%
Kaplan Singapore Pte. Ltd.	Singapore	100%
Asia Pacific Finance Institute Pte. Ltd.	Singapore	100%
Asia Pacific Management Institute Pte. Ltd.	Singapore	100%
Kaplan Higher Education (HK) Limited	Hong Kong	100%
Kaplan—Asia Pacific Management Institute(S) Pte. Ltd.	Singapore	100%
Lotus Advertising Pte Ltd.	Singapore	100%
Management Development Institute (HK) Limited	Hong Kong	100%
RV Mekong Joint Stock Company	Vietnam	49%
The Financial Training (Shanghai) Co., Ltd .	China (PR)	100%
Shanghai Kai Bo Education Investment Management Co. Limited	China (PR)	85	%(a)
Zhejiang Kaplan Shinyway Education Investment Management Co. Ltd.	China (PR)	50%
Suzhou Overseas Education Training Centre	China (PR)	59.5%
Chongqing Shapingpa Kai Bo Education Training School	China (PR)	85%
Chengdu Kai Bo Training School	China (PR)	85%
Qingdao Kai Bo Education Investment Consulting Company	China (PR)	85%
Qingdao Kai Bo Foundation Education School	China (PR)	85%
Qingdao Kai Bo International Education Exchange	China (PR)	85%
Accountancy & Business College Holdings Limited	Ireland	100	%(b)
Accountancy & Business College (Ireland) Limited	Ireland	100%
Methley Limited	Ireland	100%
Kitagarth Services	Ireland	100%
Accountancy & Business College (Software) Limited	Ireland	100%
DBS Training Limited	Ireland	100%
European Business School (Ireland) Limited	Ireland	100%
LSB College Limited	Ireland	100%
Buccleuch Estates Limited	Ireland	100%
Newhall Printing Co. Limited	Ireland	100%
The Dublin Business School Limited	Ireland	100%
DBS Education (Malaysia) SDN BHD	Malaysia	100%

Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Equity Owned by Parent
Coxcourt Limited	Ireland	100%
Kidum Enterprises and Publishing (1981) Ltd.	Israel	100%
Lachman Tests Preparation Ltd.	Israel	100%
Kidum Test Preparation Ltd.	Israel	100%
Kidum IT Ltd.	Israel	100%
Kidum Enterprises Management & Marketing (1995) Ltd.	Israel	100%
W.S.I. Training Ltd.	Israel	100%
KPE LLC	Delaware	100%
EduNeering Holdings, Inc.	Delaware	100%
Kaplan Test Prep and Admissions Limited	England & Wales	100%
Kaplan (Canada) Ltd.	Ontario	100%
U.S. CPA ExamPrep, Inc.	Ontario	100%
Kaplan Educational Services de Mexico, S. de R.L. de C.V.	Mexico	99%
Education HR Services Mexico, S. de R.L. de C.V.	Mexico	99%
Kaplan English Colleges Pty Limited	Australia	100%
International House Queensland English Language College Pty Limited	Australia	100%
Access Learning Institutes Pty Limited	Australia	100%
Kaplan Higher Education Corporation	Delaware	100%
Andon Colleges, Inc.	California	100%
DEST Education Corporation	California	100%
California Academy of Merchandising, Art & Design, Inc.	Delaware	100%
CHI Acquisition Corp.	Delaware	100%
Computer Hardware Service Company, Inc.	Pennsylvania	100%
Denver Acquisition Corp.	Delaware	100%
Educational Ventures (Texas), Inc.	Delaware	100%
HBC Acquisition Corp.	Delaware	100%
Heritage-KHEC, Inc.	Nevada	100%
ICM Acquisition Corp.	Delaware	100%
Iowa College Acquisition Corp.	Delaware	100%
KHEC-Albuquerque, Inc.	New Mexico	100%
KHEC-Florida, Inc.	Florida	100%
KHEC-Maine, Inc.	Maine	100%
Andover College	Maine	100%
MTSX Acquisition Corp.	Delaware	100%
Maric Learning Systems	California	100%
New Hampshire Acquisition Corp.	Delaware	100%
Hesser, Inc.	New Hampshire	100%
OIOPT Acquisition Corp.	Delaware	100%
Palo Vista College of Nursing & Allied Health Sciences, Inc.	California	100%
Quest Ventures, LLC	Delaware	100%
Texas Educational Ventures, LLP	Texas	99%
RETS Acquisition Corp.	Massachusetts	100%
SACMD Acquisition Corp.	Delaware	100%
Sawyer-KHEC, Inc.	Indiana	100%
Sawyer College, Inc.	Indiana	100%
Scottsdale Educational Center for Allied Health Careers, Incorporated	Arizona	100%

Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Equity Owned by Parent
Tesst-Kap, LLC	Delaware	100%
Thompson Education, LLC	Delaware	100%
Kaplan International, Inc.	Delaware	100%
Kaplan IT, Inc.	Georgia	100%
Kaplan IT Limited	England & Wales	100%
Kaplan IT (PTY) Limited	South Africa	100%
Kaplan Mexico Holdings, LLC	Delaware	100%
Kaplan (India) Private Limited	India	95%
Kaplan (PR) Inc.	Puerto Rico	100%
Kaplan Test Prep International, Inc.	California	100%
Aspect Education, Inc.	California	100%
Aspect Education Sydney Pty Limited	Australia	100%
Aspect ILA Sydney Pty Limited	Australia	100%
Aspect ILA Perth Pty Limited	Australia	100%
International Language Academies Education (NZ) Limited	New Zealand	100%
ILA South Pacific Limited	New Zealand	100%
Kaplan U.K. Limited	England & Wales	100%
Aspect Education Limited	England & Wales	100%
Aspect (Beijing) Education Information Consulting Co. Ltd.	China (PR)	100%
I.S. Holdings, Inc.	British Columbia	100%
Pacific Language Institute (Vancouver),Inc.	British Columbia	100%
Stin Holdings, Inc.	British Columbia	100%
Pacific Language Institute (Toronto), Inc.	Ontario	100%
Aspect Education UK Limited	England & Wales	100%
Aspect Educational Services Limited	England & Wales	100%
Aspect International Language Schools II BV	The Netherlands	100%
Aspect International Language Academies Limited	England & Wales	100%
Aspect International Language Schools Corp.	Canada	100%
Aspect International Language Schools Limited	Ireland	100%
Aspect Internationale Sprachschule GmbH	Germany	100%
Aspect Language Schools Limitada	Columbia	100%
Aspect Language Schools Limited	Switzerland	100%
Aspect S.A.R.L. France	France	100%
Optagon International Limited BVI	British Virgin Islands	100%
Aspect Education (Hong Kong) Limited	Hong Kong	100%
Pro Linguis	Switzerland	100%
West of England Language Services Limited	England & Wales	100%
The Salisbury School of English Limited	England & Wales	100%
WELS (Australia) Pty Limited	Australia	100%
Southern California Institute of English Language LLC	California	100%
Kaplan International Holdings Limited	England & Wales	100%
Kaplan Higher Education Limited	England & Wales	100%
Kaplan Financial Limited	England & Wales	100%
Altior Limited	England & Wales	100%
Altior Consulting & Training Limited .	England & Wales	100%

Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Equity Owned by Parent
Kaplan Financial (Singapore) Pte. Limited	Singapore	100%
Kaplan Financial (HK) Limited	Hong Kong	100%
Kaplan Language Training (HK) Limited	Hong Kong	100%
Profound Times Limited	Hong Kong	100%
Hawksmere Limited	England & Wales	100%
Hawksmere Employee Benefit Trust Company Limited	England & Wales	100%
HLT Holdings Limited	England & Wales	100%
HLT Properties Limited	England & Wales	100%
Holborn College Limited	England & Wales	100%
Kaplan International Colleges U.K. Limited	England & Wales	100%
Kaplan Colleges Private Limited	India	100%
Kaplan International Colleges (Private) Limited	Pakistan	100%
Kaplan Glasgow Limited	England & Wales	100%
Kaplan International Colleges Limited	Nigeria	100%
Kaplan Liverpool Limited	England & Wales	100%
Kaplan NT Limited	England & Wales	100%
Kaplan US Limited	England & Wales	100%
Kaplan International College London Limited.	England & Wales	100%
Kaplan Law School Limited	England & Wales	100%
Kaplan Open Learning Limited	England & Wales	100%
Kaplan Open Learning (Essex) Limited	England & Wales	100%
Kaplan Publishing Limited	England & Wales	100%
Kaplan Australia Holdings Pty Limited	Australia	100%
Kaplan Australia Pty Limited	Australia	100%
Asia Pacific Finance Institute Pty Ltd	Australia	100%
Kaplan Higher Education Pty Limited	Australia	100%
AUFP Pty Ltd	Australia	100%
Bradford College Pty Ltd.	Australia	100%
Kaplan Business School Australia Pty Ltd	Australia	100%
Tribeca Learning Pty Limited	Australia	100%
Kaplan Education Pty Limited	Australia	100%
Score! Learning, Inc.	Delaware	95.85%
eScore.com, Inc.	Delaware	100%
Score! Educational Centers, Inc.	California	100%
Washington Post/Kaplan IC Limited Company	Cyprus	100%
Wise Tactic Holdings Limited	British Virgin Islands	85%
Los Angeles Times-Washington Post News Service, Inc.	D.C.	50%
Newsweek, Inc.	New York	100%
Newsweek Budget Travel, Inc.	Delaware	100%
Newsweek Productions, Inc.	Delaware	100%
Newsweek Services, Inc.	Delaware	100%
Newsweek Services (Canada), Inc.	Delaware	100%
Post-Newsweek Media, Inc.	Maryland	100%

Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Equity Owned by Parent
Post-Newsweek Stations, Inc.	Delaware	100%
Post-Newsweek Stations, Florida, Inc.	Florida	100%
Post-Newsweek Stations, Houston GP, Inc.	Delaware	100%
Post-Newsweek Stations, Michigan, Inc.	Delaware	100%
Post-Newsweek Stations, Orlando, Inc.	Delaware	100%
Post-Newsweek Stations, San Antonio GP, Inc.	Delaware	100%
Post-Newsweek Productions Inc.	Delaware	100%
Robinson Terminal Warehouse Corporation	Delaware	100%
Washingtonpost.Newsweek Interactive Company, LLC	Delaware	100%
WP Company LLC	Delaware	100%

(a)	Shanghai Kaplan Education Investment Consulting Co. Ltd also owns 45% stock in Shanghai Kai Bo Education Investment Management Co. Limited. The combined ownership of The Financial Training (Shanghai) Co., Ltd and Shanghai Kaplan Education Investment Consulting Co. Ltd in Shanghai Kai Bo Education Investment Management Co. Limited is 85%.
(b)	Coxcourt Limited also owns voting stock in Accountancy & Business College Holdings Limited. The combined stock ownership of Kaplan Netherlands B.V. and Coxcourt Limited in Accountancy & Business College Holdings Limited is 100%.

As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.